THE HOPLAND BAND OF POMO INDIANS EDC/BBAN
JOINT VENTURE
TERM SHEET

The Hopland Band of Pomo Indians Economic Development Corporation ("EDC"), a wholly-owned corporation of the Hopland Band of Pomo Indians ("Tribe"), located at 3000 Shanel Road, Hopland, California, 95449, and Broadband Wireless International Corporation ("BBAN"), located at 1400 Broadway, Suite 202, Edmond, Oklahoma, 73034 tentatively agree to the terms set forth below. These terms are subject to all final agreements described herein being negotiated and completed by July 27, 2001. Certain agreements shall be subject to approval by the Tribe. The EDC shall seek and obtain such approvals by July 27, 2001. (The EDC and BBAN have executed a confidentiality/noncircumvent agreement which shall remain in force in accordance with its terms.)

I.  FORMATION OF THE CORPORATE JOINT VENTURE

A.  The EDC and BBAN shall establish the "Shanel Broadband Telecommunications Corporation"
      ("SBTC"). The SBTC shall be a corporate joint venture, and shall be incorporated under the laws of the Tribe. The Tribe shall own 75% of the stock of the SBTC and BBAN shall own 25% of the stock of the SBTC. The Board of Directors for the SBTC shall consist of six (6) Board members;
      four (4) shall by selected by the EDC and two (2) by BBAN.

B.  The SBTC shall engage in the business of providing communication products and services consisting of wireless (and wireline) connectivity, services of any type, including but not limited to content delivery, applications, application development, system and/or software and hardware engineering, communications cabling and network services to customers or subscribers consisting of other area
      Tribal Nations, commercial businesses, governments and governmental agencies or departments, and individual or residential users.

C.  The definitive Joint Venture agreement or agreements (the "SBTC Agreement") for the establishment of the SBTC shall be negotiated and executed by July 27, 2001. The SBTC Agreement (and exhibits) shall consist of the following agreements

      1.  Corporate Documents.

            a. The Articles of Incorporation of the SBTC under the laws of the Tribe;

            b. The Bylaws of the SBTC;

            c. Subscription agreements for BBAN and the EDC (with adequate and compliant securities law disclosures);

           d.  A Buy-Sell Agreement (governing the disposition of SBTC stock); and

            e. Shareholders' Voting Trust Agreement and Voting proxy.

        2.  Joint Venture Documents. A Joint Venture Agreement shall be negotiated and shall include the following:

             a. Management Consulting Agreement between the SBTC and BBAN pursuant to which
                 BBAN will be paid $5,000 per month in return for enumerated and described services.
                 Said obligations shall not commence until receipt of the first executed customer contract by SBTC. Such first contract payment to BBAN shall then be due and payable on the first of the following month;

             b. Commission Agreement among the SBTC, EDC, and BBAN and pursuant to which the
                 EDC shall receive 45% of the Gross Revenues (as defined in the Joint Venture Agreement)
                 of the SBTC, and BBAN shall receive 15% of the Gross Revenues of the SBTC; and

            c. Clear and concise Operations Plan, Management Plan, Accounting and Financial Manage-
                ment Plan.

D.  The Board of Directors of SBTC shall manage and direct the affairs of the SBTC.

E.  BBAN will ensure that EDC executive officers are provided adequate training and education in order to accomplish the objectives and goals of the SBTC.

F.  Further discussions regarding stock ownership and options by EDC shall be discussed and perhaps negotiated at the appropriate time.

II. INVESTMENT BY EDC and BBAN

A.  BBAN will contribute the following to the SBTC:

      On behalf of and for the benefit of the Tribe, BBAN shall provide the initial Broadband Wireless
       Network.

B.  The EDC shall contribute $60,000 per year for two years according to the following Subscription schedule

      a.  Upon execution of the SBTC Agreement                                  $5,000

      b.  Every month on the first day of each month for two years,
           beginning September 1, 2001                                                   $5,000

Terms agreed to:

Hopland Band of Pomo Indians Development Corporation

   /s/ Sandra C. Sigala
Sandra C. Sigala, President and CEO

Date:     7-20-01

Broadband Wireless International Corporation

    /s/ Ron D. Harris
Ron D. Harris, Chief Operating Officer

Date:    7/20/2001